Exhibit 10.1

Equity Transfer Agreement
                                           Agreement Code: NEWN20111101-1
Transferor:   New Energy Systems Group (referred as Party A)

Transferee:  Xuemei Fang (referred as Party B)
ID number: 420700194012114924
Address: No. 69, Huajua Village, Fenghuang Village, Tingzu Town, Echeng Dist.,
Ezhou City, Hubei Provicne, China

Transferee: Weirong Xu (referred as Party C)
ID number: 420700197003014925
Address: No. 1187-19, Huangshi Ave., Huangshi Harbor, Huangshi Harbor Dist., Huangshi City, Hubei Province, China

Party A owns 100% of Billion Electronics Limited (BVI). Through friendly and fairly negotiation and based on related regulations, Party A, Party B and Party C achieved the following agreements:

1.	Party A agrees to transfer 100% of equity interest of Billion Electronics Limited (BVI) to Party B and Party C. Party B and Party C agree to accept the transfer.
2.	Price of transfer and method of payment

All parties agree that the transfer price will equal to the value which is appraised by the appraisal firm minus the debt of RMB$153,033,107.25 which Party A owes to Billion Electronics Limited (BVI)’s wholly owned subsidiary, Shenzhen E’Jenie Technology Development Co., Ltd.. Such debt will no longer exist after the transaction is completed. The total transferring value is RMB$85,533,892.75. Party B shall pay RMB$51,320,335.65 for 60% of equity. Party C shall pay RMB$34,213,557.10 for 40% of equity. Until November 24, 2011 after this agreement is signed, Party A shall be responsible for the debt.

3.	Timing of payment:

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After this agreement is signed and the transfer of equity is registered, the transferees need to pay RMB$17,106,778.55, 20% of the total amount, as down payment. RMB$5,800,000 shall be paid every two months until the remaining amount is fully paid.

4.
Party A represents that it has fully power to the equity which will be transferred to Party B and Party C. The equity is not pledged and has no third party claims. Otherwise, Party A should take full economic and legal responsibility resulted from the factors above. Party A shall be responsible to collect all the account receivables of Shenzhen E’Jenie Technology Development Co., Ltd., subsidiary of Billion Electronics Limited (BVI) and deposit into these two companies’ accounts. If the account receivable cannot be collected, Party A shall be responsible for the loss.

5.	If Party A does not disclose all the debts before signing this agreement and causes Party B and Party C’s loss, Party B and Party C shall be entitled to require compensation from Party A.
6.	Breach of agreement:
a. Once this agreement is executed, all parties should take their responsibilities. Any party who does not take its responsibility shall be liable pursuant to the applicable regulations and the terms of this agreement.

b. If Party B and Party C cannot make payments on time, each of them shall pay 0.01% of the remaining payment per day after the due date as fines. If Party B and Party C’s breach of agreement cause Party A’s loss and the fines which Party B and Party C paid are lower than Party A’s actual loss, Party B and Party C shall pay extra compensation.

c. If Party A causes Party B and Party C to not be able to implement the registration of the equity transfer, or seriously interfere with Party B and Party C’s reaching the goal of this agreement, Party A shall pay 0.01% of the payment which Party B and Party C has made as fines per day. If Party A’s breach of agreement causes Party B and Party C’s loss and the fines which Party A pays is lower than Party B and Party C’s actual loss, Party A should pay extra compensation.

7.	Change and cancel of the agreement:
This agreement can be changed or canceled through negotiation among three parties. If the parties agree to change or cancel the agreement, they shall sign an amendment or cancellation agreement.

8.	Responsibility for related expenses:
The related expenses, including notarization, appraisal, auditing, business change’s registration, shall be borne by Party B and Party C.

9.	Dispute resolution:
Any dispute related to the agreement, all parties should be negotiated friendly. Otherwise, it shall go to Shenzhen Arbitration Commission for arbitration.

10.	Entry into force:
This agreement should be signed by all three parties in front of lawyers as witness; approved by the competent authorities; registered the change to enter into force.

11.	This agreement has 6 copies. Party A, B, C and lawyer keep one. The target Company keeps one. The remaining one will be provided to related department.

Party A: /s/ Weihe Yu                                                                    Date: November 24, 2011

Party B: /s/ Xuemei Fang                                                               Date: November 24, 2011

Party C: /s/ Weirong Xu                                                                Date: November 24, 2011

Witness Lawyer: /s/ Liangkui Tu                                                 Date: November 24, 2011

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